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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K


                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                 October 9, 1996

                            CURTICE-BURNS FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    New York
                 (State or other jurisdiction of incorporation)

                Registration Statement (Form S-4) Number 33-56517


                                                    16-0845824
                      (IRS Employer Identification Number)


             90 Linden Place, PO Box 681, Rochester, New York 14603

            (Address of Principal Executive Offices)        (Zip Code)


               Registrant's Telephone Number Including Area Code:

                                 (716) 383-1850


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Item 2.  Disposal of Assets


                SILGAN CONTAINERS ACQUIRES FINGER LAKES PACKAGING


On October 9, 1996, Curtice-Burns Foods, Inc. ("Curtice Burns" or the "Company") completed the sale of Finger Lakes Packaging to Silgan Containers Corporation. Finger Lakes is a can-making facility based in Lyons, New York, with a manufacturing facility in Benton Harbor, Michigan, that had been a wholly-owned subsidiary of Curtice Burns since 1986. The transaction price was approximately $30.0 million and includes a long-term supply agreement between Silgan and Curtice Burns. A gain of approximately $4.0 million will be recognized in the Company's second quarter earnings. Proceeds from this sale were applied to debt.

Silgan Containers Corporation is an indirect wholly-owned subsidiary of Silgan Holdings Inc., headquartered in Stamford, Connecticut, a leading North American manufacturer of consumer goods packaging products, that currently produces steel and aluminum containers for human and pet food and custom designed plastic containers for personal care, health, food, pharmaceutical and household chemical products.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              CURTICE-BURNS FOODS, INC.



Dated:  October 10, 1996         By:    /s/         William D. Rice
        ----------------                --------------------------------------
                                                    William D. Rice,
                                                  Senior Vice President,
                                                       and Secretary